EX-23(D)

Friedman
Alpren                                                             1700 Broadway
Green LLP                                                     New York, NY 10019
Certified Public Accounants and Consultants                         212-582-1600
                                                               Fax: 212-265-4761
                                                                 www.nyccpas.com

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2000 and June 22, 2000 with respect to the (i) statement of revenues and certain expenses for 1801 K Street, N.W. for the year ended December 31, 1999, and (ii) statement of revenues and certain expenses of Morris Corporate Center III for the year ended December 31, 1999, respectively, in the Registration Statement on (Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.

                                      /s/ Friedman, Alpren & Green LLP

New York, New York
April 26, 2001